AMENDING AGREEMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This amending agreement (the "**Amendment**") is effective 27 Feb 2024 ~~2023~~ between Vision Marine Technologies, Inc. (the "**Company**") and Alexandre Mongeon ("**Executive**"). Executive and the Company are referred to as "**Parties**" or "**Party**" herein.

WHEREAS: The Company and Executive have entered into the Executive Employment Agreement ("**Agreement**") dated March 1, 2021 (the "**Effective Date**"); and

WHEREAS: The Parties wish to amend the terms of the Agreement in accordance with this Amendment;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement, as applicable.

1. Section 4 (Compensation and Benefits) of the Agreement is amended to include provisions (f) through (h):

(f) Share Based Compensation

(i) The Company shall issue the Executive up to 600,000 Rule 144 restricted shares, as described below. The issuance of these restricted shares shall survive any expiry or termination of this Agreement (other than a termination described in Section 4(f)(iii) below) and is contingent upon the company reaching (at any point in time) a certain market capitalization valuation as described below. Each Rule 144 restricted share shall represent one common share in the capital of the Company on vesting and shall vest in accordance with the following schedule:

(A) 100,000 Rule 144 restricted shares shall vest as of the date the Company achieves a market capitalization value ("**MCV**") of $100,000,000 and maintains an average of such MCV as measured over the ensuing 21 days;

(B) 100,000 Rule 144 restricted shares shall vest as of the date the Company achieves a market capitalization value of $150,000,000 and maintains an average of such MCV as measured over the ensuing 21 days;

(C) 100,000 Rule 144 restricted shares shall vest as of the date the Company achieves a market capitalization value of $200,000,000 and maintains an average of such MCV as measured over the ensuing 21 days;

(D) 150,000 Rule 144 restricted shares shall vest as of the date the Company achieves a market capitalization value of $300,000,000 and maintains an average of such MCV as measured over the ensuing 21 days; and

IN WITNESS WHEREOF, the Parties have signed this Amendment as of the 27 day of February, ~~2023~~ 2024

By: [signature]
Alexandre Mongeon

VISION MARINE TECHNOLOGIES, INC.

By: [signature]
Name: Kulwant Sandher
Title: Chief Financial Officer

(E) 150,000 Rule 144 restricted shares shall vest as of the date the Company achieves a market capitalization value of $500,000,000 and maintains an average of such MCV as measured over the ensuing 21 days.

(iii) Notwithstanding anything contained in this Agreement or the Company's stock option plan or Rule 144 restricted share plan, upon any expiry or termination of this Agreement for any reason (other than as set out below), all unvested Rule 144 restricted shares shall immediately vest and the expiry of such Rule 144 restricted shares shall not accelerate except in the following circumstances: (1) the death or total inability of the Executive to provide the Services for a continuous period of six months or more or (2) termination by the Company of this Agreement in the event that the Executive breaches a material term or condition of this Agreement, and such breach is not cured following thirty (30) days written notice from the Company, the whole in accordance with Section 5(a) hereof. For greater certainty, the obligation to issue all of the Rule 144 restricted shares shall survive any expiry of the term of this Agreement.

(iv) The Company shall use its commercially reasonable best efforts to obtain any regulatory or stock exchange approvals for the granting and vesting of the Rule 144 restricted shares as contemplated by this Agreement.

(g) Change of Control. If a Change of Control occurs, all of the Executive's unvested share based compensation (Options and Rule 144 restricted shares) will be deemed to have immediately vested.

A "Change of Control" will be deemed to have occurred when:

(i) the completion of a transaction or series of related transactions pursuant to which a bona-fide third party (or parties) purchases (whether directly or by way of amalgamation, arrangement, merger or other consolidation) 50% or more of the outstanding shares, warrants, options, other equity securities and rights to acquire equity securities of the Company calculated on a fully diluted basis;

(ii) the sale of all or substantially all of the Company's assets to one or more corporations other than an affiliate of the Company; or

(iii) a change in the composition of the board of directors of the Company as a result of which fewer than one-half of the incumbent directors are directors who had been directors of the Company 12 months prior to such change, with the exception of any such change in the composition of the board made with the approval of the board as it was constituted immediately prior to such change.

(h) Cash Bonus. Executive will also be entitled to the following:
(i)

(j) $250,000 cash bonus on a minimum of C$10,000,000 in EBITDA for a fiscal year.

(ii) $500,000 cash bonus on a minimum of C$20,000,000 in EBITDA for a fiscal year.

EBITDA is defined as Earnings Before Interest, Tax, Depreciation and Amortisation.

Except as expressly amended in this Amendment, all terms and conditions of the Agreement remain in full force and effect, unamended.

[Signature page follows]